Exhibit 99-1

BRITESMILE REPORTS FIRST QUARTER 2006 RESULTS

WALNUT CREEK, CA -- May 23, 2006 -- BriteSmile, Inc. (NasdaqSC: BSML), a leading provider of state-of-the-art teeth-whitening systems, today released results for the first quarter ended April 1, 2006.

The first quarter results for BriteSmile (the "Company") are presented in this release in two different formats in light of the following events:

  BriteSmile sold its Associated Center business to Discus Dental in March, 2006 for approximately $26.3 million. Through the Associated Center business, teeth-whitening procedures were performed by independent dentists using BriteSmile's teeth-whitening technology in approximately 5000 Associated Centers worldwide. The sale also included substantially all of BriteSmile's intellectual property, consisting of patents, patent applications, trademarks, and copyrights.

  At the time of the sale of the Associated Center business in March 2006, the Company settled its lawsuit with Discus Dental for payment to the Company of approximately $8.7 million.

  BriteSmile terminated the Purchase Agreement with Dental Spas LLC of Fairfield, Iowa, related to the sale of our Spa Center business in May 2006. Dental Spas, LLC had agreed to acquire BriteSmile's Spa Center business in January of this year. Through the Spa Centers, teeth whitening procedures are performed using the Company's whitening technology in 17 Centers throughout the United States.

In the first presentation, the financials are presented on a continued operations basis in the ordinary course of business, reflecting a full operating statement and balance sheet. This presentation represents the business as we have historically presented it. In the second presentation, in order to be consistent with the Form 10-Q recently filed with the Securities and Exchange Commission, the results are presented on a discontinued operations basis. In this format, all revenue and associated operating expenses are condensed into gain or loss from discontinued operations, and the Center and Associated Center assets and liabilities are shown as held for sale on the balance sheet. The Center business was included in discontinued operations for the first quarter because the sale was not terminated until May, 2006. The discontinued operations basis is disclosed and explained fully in the Company's Form 10-Q.

The following paragraphs summarize the results for the first quarter of 2006 on a continued operations basis. It should be noted that the operating results for the Associated Center business are included in this presentation through March 13, 2006, the date that business was sold.

Total revenue for the first quarter of 2006 was $9.1 million, down 9% compared to $9.9 million in the first quarter of 2005. The net income in the first quarter of 2006 was $11.7 million or $1.11 per share, as a result of the gain on the sale of the Associated Center business and settlement of the Discus patent claim as shown below. This compares to a loss of $(3.2) million or $(0.30) in the same quarter last year.

The first quarter operating loss before interest, tax, depreciation, and amortization (EBITDA) and before unusual one-time impacts, was $(0.5) million. This compares to an EBITDA of $(3.4) million in the first quarter of 2005. The unusual impacts excluded from this EBITDA measurement (but included in net income) for the first quarter of 2006 were:

$ Million

  Gain on the sale of the Associated Center business (pre-tax) $15.1

  Gain on the legal settlement with Discus (pre-tax) $ 5.3

  Charge related to the early extinguishment of debt $ (5.0)

  Expenses related to the sale of the Spa Center business (terminated) $ (0.9)

  Employee severance costs after sale of the Associated Center business $ (1.0)

Total unusual impacts (pre-tax) $13.5

EBITDA is a non-GAAP financial measure. More information regarding this non-GAAP financial measure, and a reconciliation of EBITDA to net loss, the most directly comparable GAAP measure, is provided below.

"Looking forward, BriteSmile will continue to drive the Spa Center business through advertising, pricing, and other strategies to maximize the performance of the Spas," said BriteSmile CEO John Reed. "At the end of the first quarter, we reduced the price of a whitening procedure at the Spas from $600 before promotions to $399 per procedure. Since this price reduction, the average number of weekly procedures performed in the Spas has approximately doubled compared to the same period last year. In addition, we have decreased our overhead headcount and expenses to help position the Company toward our goal of profitability. "

BriteSmile will not have an earnings conference call this quarter. Please consult the Company's Form 10-Q recently filed with the SEC for more information regarding first quarter 2006 results and the recent events related to the sale of the Associated Center business and the termination of the sale of the Center business.

# # #

BriteSmile markets the most advanced teeth whitening technology available through 17 state-of-the-art BriteSmile Professional Teeth Whitening Centers. BriteSmile Centers are currently operating in Beverly Hills, Irvine, Palo Alto, Walnut Creek, San Francisco and La Jolla, CA; Houston, TX; Denver, CO; Boston, MA; McLean, VA; Atlanta, GA; New York, NY; Chicago and Schaumburg, IL; and, Phoenix, AZ. For more information about BriteSmile's procedure, call 1-800-BRITESMILE or visit the Company's Website at www.britesmile.com.

# # #

This release, other than historical information, consists of forward-looking statements that involve risks and uncertainties such as the Company's ability to successfully and profitably operate the Spa Center business. Readers are referred to the documents filed by BriteSmile with the Securities and Exchange Commission, specifically the Company's most recent reports on Forms 10-K and 10-Q, that identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. BriteSmile and its affiliates disclaim any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Information

BriteSmile provides non-GAAP EBITDA or earnings before interest, taxes, depreciation and amortization as additional information for its operating results. These measures are not in accordance with, or an alternative for financial measures calculated in accordance with generally accepted accounting principles, including net income or loss, the most directly comparable GAAP measure, and may be different from non-GAAP measures used by other companies. BriteSmile's management believes this non-GAAP measure is useful to investors because of: (i) the significant amount of non-cash depreciation and amortization historically incurred by the Company in its operating results ($1.6 million in 2005 and $0.1 million in 2006), (ii) a mark-to-market gain in financial instruments relating to the December 2004 convertible debt offering is a significant non-operating and non-cash impact on earnings (mark-to-market gains were $2.7 million in the first quarter of 2005), and (iii) the first quarter results for 2006 included a number of material unusual events such as the sale of the Associated Center business and settlement of a lawsuit and their related gains and costs that significantly impacted the financial results for that quarter. Investors are cautioned that the items excluded from EBITDA are significant components in understanding and assessing BriteSmile's financial performance.

BriteSmile, Inc.
Condensed Consolidated Statements of Operations Data (Unaudited)
Continued Operations Basis
(In Thousands Except Share Data)

	13 Weeks	13 Weeks
	Ended	Ended
	April 1, 2006	March 26, 2005
REVENUES:
Center whitening fees, net	$ 4,513	$ 4,432
Associated Center whitening fees, net	2,770	4,162
Product and other revenue	1,796	1,353
Total revenues, net	9,079	9,947

OPERATING COSTS AND EXPENSES:
Operating and occupancy costs	3,755	4,201
Selling, general and administrative expenses	5,760	9,059
Research and development expenses	45	75
Total Operating Costs and Expenses, excluding depreciation and amortization	9,560	13,335

Operating income (loss) before depreciation and amortization (EBITDA) , as adjusted	(481)	(3,388)

Stock Option Expense	75	-
Severance Expense	950	-
Depreciation and amortization	107	1,591
Income/(Loss) from operations	(1,614)	(4,979)

OTHER INCOME/(EXPENSES):
Gain on mark-to-market of convertible note	-	2,730
Early extinguishment of debt	(5,039)	-
Gain on Sale of AC Business	15,105	-
Gain on Legal Settlement	5,335	-
Amortization of discount on debt	(530)	(637)
Terminated Spa deal expenses	(870)	-
Other income/(expense), net	(95)	(208)
Income/(Loss) before income tax provision	12,291	(3,094)

INCOME TAX	609	96

Net Income/(Loss)	$ 11,682	$ (3,190)

BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE	$ 1.11	$ (0.30)

WEIGHTED AVG SHARES -- BASIC AND DILUTED	10,549,130	10,491,815

Reconciliation of Non-GAAP financial measures -- EBITDA, as adjusted to Net Income/(Loss)

	13 Weeks	13 Weeks
	Ended	Ended
	April 1, 2006	March 26, 2005

Net Income/(loss)	$ 11,682	$ (3,190)
Less: Gain on Sale of AC Business	(15,105)	-
Less: Gain on Legal Settlement	(5,335)	-
Add back: Other income/(expense), net	95	208
Add back: Income tax expense	609	96
Add back: Depreciation and amortization	107	1,591
Add back: Discount on Debt	5,039	-
Add back: Severance Expense	950	-
Add back: Terminated Spa Deal Expense	870	-
Add back: Amortization of debt discount	530	637
Add back: Stock Option Expense	75	-
(Gain)/loss from mark-to-market of financial instruments related to convertible debt	-	(2,730)
EBITDA , as adjusted	$ (481)	$ (3,388)

BriteSmile, Inc.
Consolidated Balance Sheet
Continued Operations Basis
(In Thousands)

	April 1, 2006	Dec 31, 2005
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 9,317	$ 5,518
Trade accounts receivable	955	1,675
Inventories	605	916
Prepaid expenses and other	243	1,296
Total current assets	11,120	9,405

PROPERTY AND EQUIPMENT, net	5,767	10,250

OTHER ASSETS	917	1,649

INVESTMENTS, RESTRICTED AS TO USE	12,463	1,722

INTANGIBLES, net	-	4,816

TOTAL ASSETS	$ 30,267	$ 27,842

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 4,024	$ 3,693
Accrued liabilities	14,116	9,495
Deferred revenue	1,199	2,252
Current portion of long-term debt and capital lease obligations	-	14,585
Total current liabilities	19,339	30,025

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	-	-
Other long term liabilities	1,600	268
Total long-term liabilities	1,600	268

Total liabilities	20,939	30,293

STOCKHOLDERS' EQUITY/(DEFICIT):
Common stock	38	38
Additional paid-in capital	173,437	173,340
Accumulated deficit	(164,147)	(175,829)
Total shareholders' equity	9,328	(2,451)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 30,267	$ 27,842

BriteSmile, Inc.
Condensed Consolidated Statements of Operations Data
Discontinued Operations Basis
(In Thousands Except Share Data)

	13 Weeks	13 Weeks
	Ended	Ended
	April 1, 2006	March 26, 2005
REVENUES:
Center whitening fees, net	$ -	$ -
Associated Center whitening fees, net	-	-
Product and other revenue	-	-
Total revenues, net	-	-

OPERATING COSTS AND EXPENSES:
Operating and occupancy costs	-	-
Selling, general and administrative expenses	2,458	2,591
Research and development expenses	45	75
Depreciation and amortization	107	210
Total Operating Costs and Expenses	2,610	2,876

OTHER INCOME/(EXPENSES):
Gain (loss) on mark-to-market of convertible note instruments	-	2,730
Amoritzation of discount on convertible note	(530)	(637)
Early extinguishment of debt	(5,039)	-
Other income/(expense), net	(964)	(208)

Loss from continuing operations before income tax	(9,143)	(991)

INCOME TAX	35	96

Net loss from continuing operations	(9,178)	(1,087)

Gain/(Loss) from discontinued operations, net of tax	20,860	(2,103)
(2006 includes gain from sale of AC business, $14,664 and gain from lawsuit settlement, $5,202, net of tax)

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$ 11,682	$ (3,190)

BASIC AND DILUTED NET LOSS PER SHARE FOR CONTINUING OPERATIONS	$ (0.87)	$ (0.10)

BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE FOR DISCONTINUED OPERATIONS	$ 1.98	$ (0.20)

BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON SHARE	$ 1.11	$ (0.30)

WEIGHTED AVERAGE SHARES -- BASIC	10,549,130	10,491,815

WEIGHTED AVERAGE SHARES -- DILUTED	10,555,130	10,491,815

BriteSmile, Inc.
Consolidated Balance Sheet
Discontinued Operations Basis
(In Thousands)

	April 1, 2006	December 31, 2005
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 9,303	$ 5,504
Assets held for sale	7,559	19,213
Prepaid expenses and other	373	750
Total current assets	17,235	25,467

PROPERTY AND EQUIPMENT, net	521	629

OTHER ASSETS	48	280

INVESTMENTS, RESTRICTED AS TO USE	12,463	1,466

TOTAL ASSETS	$ 30,267	$ 27,842

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 4,024	$ 3,598
Accrued liabilities	12,662	7,527
Accrual for store closures	400	403
Liabilities held for sale	3,637	4,678
Accrued interest due to a related party	-	264
Long-term debt with related party - current portion	-	6,024
Convertible debt - current portion	-	6,828
Convertible debt with related party - current portion	-	621
Financial instruments related to convertible dept - current portion	-	9
Capital lease obligation with related party - current portion	-	73
Total current liabilities	20,723	30,025

LONG-TERM LIABILITIES:
Long-term debt and capital lease obligations	190	-
Other long term liabilities	26	268
Total long-term liabilities	216	268

Total liabilities	20,939	30,293

STOCKHOLDERS' EQUITY/(DEFICIT):
Common stock	38	38
Additional paid-in capital	173,437	173,340
Accumulated deficit	(164,147)	(175,829)
Total shareholders' equity	9,328	(2,451)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 30,267	$ 27,842